Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 46 to the Registration Statement on Form N-1A of Fidelity Court Street Trust II: Fidelity Connecticut Municipal Money Market Fund of our report dated January 15, 2014; Fidelity New Jersey Municipal Money Market Fund of our report dated January 14 ,2014 and Fidelity New Jersey AMT Tax-Free Money Market Fund of our report dated January 14, 2014 relating to the financial statements and financial highlights included in the November 30, 2013 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We also consent to the reference to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts January 23, 2014